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                                                                     EXHIBIT 4.4


                           CERTIFICATE OF TRUST OF
                   AMERICAN EXPRESS COMPANY CAPITAL TRUST II



        THIS Certificate of Trust of American Express Company Capital Trust I (the "Trust"), dated of May 29, 1998, is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. (S) 3801 et seq.) (the "Act").
                                          ------          -- ---

        1. Name. The name of the business trust formed by this Certificate of
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Trust is American Express Company Capital Trust II.


        2. Delaware Trustee. The name and business address of the trustee of the
           ----------------
Trust in the State of Delaware are Bankers Trust (Delaware), E. A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

        3. Effective Date. This Certificate of Trust shall be effective upon its
           --------------
filing.

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                       BANKERS TRUST (DELAWARE), not in its
                                       individual capacity but solely as
                                       trustee


                                         By:    /s/ M. Lisa Wilkins
                                                --------------------------------
                                         Name:  M. LISA WILKINS
                                         Title: ASSISTANT SECRETARY